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                                                                  Exhibit 10(a)






                               CONSENT OF COUNSEL

                 Warburg, Pincus Emerging Markets II Fund, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-60677, Investment Company Act File No. 811-08937) of Warburg, Pincus Emerging Markets II Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.





                                           /s/Willkie Farr & Gallagher
                                           ---------------------------
                                              Willkie Farr & Gallagher



New York, New York
October 23, 1998